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                                                                    EXHIBIT 11.1

                            STERLING COMMERCE, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

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
                                                     YEAR ENDED    YEAR ENDED
                                                    SEPTEMBER 30, SEPTEMBER 30,
                                                        1997          1996
                                                    ------------- -------------
Primary:
Average shares outstanding........................      83,561        74,233
Net effect of dilutive stock options-based on the
 treasury stock method using average market
 price............................................       2,421         1,243
Total.............................................      85,983        75,475
                                                       =======       =======
Net income........................................     $55,444       $58,392
                                                       =======       =======
Per share amount..................................     $   .64       $   .77
                                                       =======       =======
Fully diluted:
Average shares outstanding........................      83,561        74,233
Net effect of dilutive stock options-based on the
 treasury stock method using the higher of average
 or year-end market price.........................       3,239         1,243
                                                       -------       -------
Total.............................................      86,800        75,475
                                                       =======       =======
Net income........................................     $55,444       $58,392
                                                       =======       =======
Per share amount..................................     $   .64       $   .77
                                                       =======       =======
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